UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2005

FERMAVIR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-116480	16-1639902
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 445 New York, New York 10170
(Address of Principal Executive Offices)

(212) 413-0802
(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On November 8, 2005, FermaVir Pharmaceuticals, Inc. (the “Company”) sold 303,334 shares of common stock and 45,500 warrants to purchase common stock in units each consisting of 150,000 shares and 22,500 warrants for $112,500 per unit. The warrants are exercisable at $1.50 per share and are exercisable at any time before August 16, 2010.

The units were sold on the same basis as the 2,825,000 shares and 423,750 warrants privately placed in August 2005 and reported by the Company on its Form 8-K Report filed August 19, 2005, except that of the $237,500 consideration received, the purchase price of one unit ($112,500) was in the form of forgiveness of $112,500 principal on an outstanding note due to Panetta Partners, LLP. The Company’s Chairman is the managing partner of Panetta Partners and while he exercises voting and dispositive control of Panetta Partner’s holdings, he has only a small pecuniary interest therein. The Company’s Audit Committee reviewed the transaction and found that the conversion was not a conflict of interest under the Company’s current Code of Business Conduct and Ethics and was on terms no less favorable to the Company than contemporaneous transactions with unrelated parties.

In connection with the offer and sale of securities to the Investors, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. The Company believes that the Investors are “accredited investors”, as such term is defined in Rule 501(a) promulgated under the Securities Act.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2005

FERMAVIR PHARMACEUTICALS, INC.

By:	/s/ Geoffrey W. Henson

Geoffrey W. Henson, Ph.D.

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